                                                                     EXHBIT 21.1



                     TIPPERARY CORPORATION AND SUBSIDIARIES


                     Corporation                            State or Other Jurisdiction of Incorporation
                     -----------                            --------------------------------------------

Tipperary Corporation                                                          Texas
Tipperary Oil & Gas Corporation                                                Texas
Tipperary Oil & Gas (Australia) Pty Ltd                                Queensland, Australia
Burro Pipeline Corporation                                                   New Mexico